UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2019

HERON LAKE BIOENERGY, LLC
(Exact name of small business issuer as specified in its charter)

Minnesota	000-51825	41-2002393
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

91246 390th Avenue, Heron Lake, MN	56137-1375
(Address of principal executive offices)	(Zip Code)

(507) 793-0077
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01  -  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 30, 2019, Heron Lake BioEnergy, LLC (the “Company”) finalized an Industrial Water Supply and Distribution Agreement (the “New Agreement”) with the City of Heron Lake, Minnesota (the “City”). The Company and the City previously entered into an Industrial Water Supply and Distribution Agreement, dated October 27, 2003 (the “Original Agreement”), under which the City supplied untreated industrial water to the Company. The Original Agreement expired on February 1, 2019, and, prior to such expiration, the Company and the City agreed to (i) negotiate in good faith to replace the Original Agreement and (ii) extend the Original Agreement until a new agreement could be finalized.

The New Agreement, which is effective as of February 1, 2019, has a term of ten (10) years, and requires the City to provide certain amounts of industrial water to the Company from the City’s well facilities. In return, the Company will pay both a fixed charge and flow charges to the City. In addition, the Company is required to pay for certain maintenance costs related to the wellfield, well facilities and related distribution infrastructure, to the extent such costs exceed a certain threshold.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERON LAKE BIOENERGY, LLC

Date: October 4, 2019	/s/ Stacie Schuler
Stacie Schuler, Chief Financial Officer